UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418

SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 - Other Information

1.	On April 24, 2018, the company filed for its annual license for manufacturing with the State of California. The company’s temporary license issued by the State of California was set to expire on May 1, 2018. With the annual application filed the Company received an extension of until July 29, 2018 while the annual license is being processed.

2.	On May 14, 2018, the company filed for its annual license for cultivation with the State of California. The company’s temporary license issued by the State of California was set to expire on June 17, 2018. With the annual application filed the Company received an extension of until September 16, 2018 while the annual license is being processed.

3.	On June 11, 2018 the Company’s attorney filed for the Company’s Self Distribution Licensing.

4.	The Company has completed the work on the new nursery and will begin moving Bay 6 into the nursery. This allows the Company to begin using Bay 6 as a grow; thereby, increasing our grow space by 20%.

5.	The Company has decided to focus on the Adult Use market instead of the Medicinal Market. This allows the Company to focus its resources on the products which we believe will have the most growth in California.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: June 12, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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